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                                                                     Exhibit 5.1


May 19, 2006


(VINSON&ELKINS LOGO)


Oil States International, Inc.
Three Allen Center
333 Clay Street, Suite 3460
Houston, Texas 77042

Ladies and Gentlemen:

      We have acted as counsel for Oil States International, Inc., a Delaware corporation (the "Company"), with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale of up to 2,000,000 shares (the "Shares") of common stock, par value $.01 per share ("Common Stock"), of the Company issuable under the 2001 Equity Participation Plan, as amended and restated (the "Plan"), and subject to adjustment as provided therein.

      In connection with the foregoing, we have examined or are familiar with the Amended and Restated Certificate of Incorporation of the Company, the Amended and Restated Bylaws of the Company, the Plan, the Registration Statement on Form S-8 (File No. 333-57960) filed on March 30, 2001 in connection with the registration of 3,600,000 shares of Common Stock issuable under the Plan, the Registration Statement on Form S-8 (File No. 333-97041) filed on July 24, 2002 in connection with the registration of 2,000,000 additional shares of Common Stock issuable under the Plan and the Registration Statement on Form S-8 to be filed in connection with the registration of the Shares (the "Registration Statement") and such other certificates, instruments and documents as we have considered necessary or appropriate for purposes of this opinion.

      Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Shares are issued in accordance with the provisions of the Plan, will be validly issued and fully paid and non-assessable.

      The foregoing opinion is limited in all respects to the Constitution of the State of Delaware and the Delaware General Corporation Law, as interpreted by the courts of the State of Delaware and of the United States. For purposes of this opinion, we assume that the Shares will be issued in compliance with all applicable state securities or Blue Sky laws.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.


Very truly yours,

/s/ Vinson & Elkins L.L.P.


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